Exhibit 99.3

***CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2.

PRODUCT DEVELOPMENT AND INTEGRATION AGREEMENT

This Sales, Marketing, Distribution and Product Integration Agreement (the “AGREEMENT”) is made and entered into effective as of June 13, 2005 (the “EFFECTIVE DATE”), by and among Shuffle Master, Inc., a Minnesota corporation, its affiliates and each of its wholly owned subsidiaries (“SMI”) located at 1106 Palms Airport Drive, Las Vegas, Nevada 89119-3730, MIKOHN GAMING CORPORATION, a Nevada corporation doing business as Progressive Gaming International Corporation, its affiliates and each of its wholly owned subsidiaries, (“PGIC”) with a primary business address of 920 Pilot Road, Las Vegas, Nevada 89119, and IGT, its affiliates and each of its wholly owned subsidiaries, (“IGT”) located at 9295 Prototype Drive, Reno, Nevada 89510. Each of PGIC, SMI and IGT may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, PGIC and IGT have entered into a separate agreement for the development and distribution of the Intelligent Table System (hereinafter referred to as the “PGIC-IGT Agreement”);

WHEREAS, PGIC, SMI and IGT intend to enter into a relationship, the scope of which includes using complementary capabilities, technologies, and resources of the three parties for the sales, marketing, distribution, product integration, service, and support associated with Table Game Systems, Smart Tables, Table Game Bonusing, RFID, Card Recognition, Shufflers and Intelligent Shoes, and shared reporting and analysis;

WHEREAS, PGIC and IGT believe that a better Intelligent Table System can be developed that includes SMI products;

WHEREAS, SMI believes that a better Intelligent Table System can be developed that includes PGIC and IGT products;

WHEREAS, PGIC and IGT also believe that SMI has valuable intellectual property that is important to the development of the Intelligent Table System;

WHEREAS, SMI also believes that IGT and PGIC have valuable intellectual property that is important to the development of the Intelligent Table System;

WHEREAS, PGIC, SMI and IGT wish to enter into an Agreement providing the framework wherein these activities will occur, in accordance with the terms contained herein.

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IT IS THEREFORE AGREED AS FOLLOWS:

1.	Definitions: The following definitions shall have the following meanings:

a.	“Appendix (Appendices)” shall mean any attached Licensed Product Appendix mutually agreed to among PGIC, SMI and IGT and signed by all of the Parties detailing any further areas of agreement between the Parties.

b.	“Card Shufflers” shall mean a mechanical device that is associated gaming equipment (as that term is understood in the gaming industry) that shuffles physical playing cards into a random or near random order and used for table gaming.

c.	“Confidential Information” shall mean any software, documentation, data drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of software, source code, financial information, financial terms between the Parties, any information that by its nature would reasonably be considered confidential and any other proprietary information supplied by any Party in furtherance of this Agreement.

d.	“Contributing Party” shall mean a Party that materially contributes to the creation of Jointly Developed Technology.

e.	“Jointly Developed Technology” shall mean all technology jointly developed by two or more Contributing Parties pursuant to this Agreement.

f.	“ENPAT Patents” shall mean all patents and patent applications identified on Exhibit A as ENPAT patents or applications, and all patents in the same Patent Family as any of the foregoing.

g.	“Hill Patents” means all patents and patent applications identified on Exhibit A as Hill patents or applications, and all patents in the same Patent Family as any of the foregoing.

h.	“IGT Technology” shall mean any and all of the following: inventions, works of authorship, technology, know-how, source or object code, algorithms, methods, processes, procedures, work-arounds and Intellectual Property Rights provided by or independently developed or owned by IGT.

i.	“IGT Scope of Product” shall be circumscribed by the SOA and be defined to include (1) casino systems, and (2) player tracking, loyalty, reward, and bonusing systems; including but not limited to Table Touch and systems providing such data processing and reporting functionality.

j.	“Intellectual Property Rights” means any and all rights existing now or in the future under patent law, copyright law, trade secret law, trademark law and any and all similar proprietary rights, and any and all renewals, extensions, and restorations thereof, relating to the Licensed Product.

k.	“Licensed Product(s)” means any product within the SOA that is developed in accordance with the terms of this Agreement and/or as specified in any Appendix(s), including but not limited to the Intelligent Table System.

l.

“Patent Family” means, with respect to a patent or patents, and/or a patent application or applications (the “Reference Patents or Applications”), (a) any and all reissues, reexaminations, continuations, continuations-in-part, divisionals, and foreign counterparts thereof (“Derived Patents”); (b) any patents which issue from or claim a priority date to the Reference Patents or Applications or the Derived Patents (“Daughter Patents”); (c) any and all patents, patent applications or provisional applications from which the Reference Patents or Applications, the Derived Patents or the Daughter Patents claim priority directly or through another patent or patent applications (“Grandparent/Parent Patents or Applications”); (d) any and all reissues, reexaminations, continuations, continuations-in-part, divisionals, and foreign counterparts of the Grandparent/Parent Patents or Applications; (e) any patents which issue from or claim a priority date to the Grandparent/Parent Patents or Applications (“Sister Patents or Applications”); (f) any

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and all reissues, reexaminations, continuations, continuations-in-part, divisionals, and foreign counterparts of the Sister Patents or Applications; and (g) any patents which issue from or claim a priority to the Sister Patents or Applications.

m.	“PGIC Scope of Product” shall be circumscribed by the SOA and be defined to include (1) table data collection systems, (2) bet recognition, (3) automated chip tracking, (4) Tablelink CT/GT, (5) table/casino/cage RFID systems, and (6) payoff recognition. PGIC’s scope shall also include Tablelink PT to the extent that its inclusion does not overlap with IGT’s scope, in which case, IGT’s scope shall have precedence.

n.	“PGIC Technology” means any and all of the following: inventions, works of authorship, technology, know-how, source or object code, algorithms, methods, processes, procedures, work-arounds and Intellectual Property Rights provided by or independently developed or owned by PGIC.

o.	“Shoes” shall mean a physical device that is associated gaming equipment (as the term is understood in the gaming industry) that is placed on a gaming table and houses playing cards, identifies (reads) the cards prior to dealing and presents a card for dealer extraction one at a time.

p.	“Intelligent Table System” means the system developed in accordance with the terms of the Agreement, which will consist of several layers of development or integration of two or more of the IGT Scope of Product, PGIC Scope of Product and SMI Scope of Product.

q.	“SMI Patents” shall mean means all patents and patent applications identified on Exhibit A as SMI patents or applications, and all patents in the same Patent Family as any of the foregoing.

r.	“SMI Scope of Product” shall be circumscribed by the SOA and be defined to include (1) Card Shufflers and Shoes (2) card and chip sorters and verifiers [contained in Card Shufflers and Shoes], and (3) bonusing that is performed entirely by and within the SMI Scope of Product (1) and (2).

s.	“SMI Technology” shall mean any and all of the following: inventions, works of authorship, technology, know-how, source or object code, algorithms, methods, processes, procedures, work-arounds and Intellectual Property Rights provided by or independently developed or owned by SMI.

t.	“Specifications” means the descriptions of the technical requirements, component parts, features, functionality, performance criteria, operating conditions, interfaces, data transfer, processing parameters and protocols associated with any Licensed Product and agreed upon by the Management Committee.

u.	“Table Link CT” refers to a system (including gaming chips) utilizing RFID to track gaming chips to monitor all bets made at a table game, which can be coupled with chip tray and other accessories at a table game.

v.	“Table Link GT” refers to card recognition using intelligent shoe that provides data for player strategy analysis to be sent to a backend analysis module.

w.	“TableLink PT” refers to PGIC table game management system software comprised of a networked table system with a computer at the table game level to register and collect selected data, including: player ratings, accounting transactions, openers, closers, markers and head count tracking. This table game management system software will also interface to various table devices including: tracking units, displays, and shufflers, among others. It will also interface with backend Casino Management Systems as necessary and applicable.

x.	“Table Touch” refers to IGT’s table game management system software comprised of a networked table system with a computer or tracking equipment at the table game level to register and collect selected data, including but not limited to one or more of the

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following: player ratings, accounting transactions, openers, closers, markers and head count tracking. This table game management system software will also interface to various table devices including: tracking units, displays, and shufflers, among others to be decided by the affected Parties. It will also interface with backend Casino Management Systems as necessary and applicable.

y.	“Territory” shall mean all jurisdictions worldwide in which the Licensed Products can lawfully be sold, leased, licensed or otherwise distributed.

z.	“Third Party” means a person or entity other than IGT, PGIC or SMI.

2	Scope of the Agreement (or “SOA”):

The purpose of this Agreement is to create a comprehensive automated table management solution using complementary capabilities, technologies, and resources of the three Parties. The SOA shall be limited to the following areas:

a.	Data collection and processing related to all player and game activity at the table (pit) excluding the poker room (as it is commonly known in the gaming industry).

b.	Back office data processing, analysis and reporting related to those items set forth in subsection (a) above.

c.	Integration and interfacing of (one or more of) shoes, shufflers, chip readers, card readers, card and chip sorters/verifiers, table monitoring systems and back end-processing systems in connection with those items set forth in subsection (a) above.

d.	Enhancements to shoes, shufflers, chip readers, card readers, card and chip sorters/verifiers, table monitoring systems and back end-processing systems in connection with those items set forth in subsection (a) above.

e.	Automated chip recognition/reconciliation and tracking at the table and in the cage/chip bank.

f.	Progressive systems (excluding “Table Level Bonusing Systems”), player bonusing, rewards and loyalty systems that utilize real-time data facilitated by automated data collection excluding play outcomes (only as related to subsections (a) thru (f) above). Table Level Bonusing Systems include any “traditional” bonus that increments via a percentage of, or a portion of the player’s wager related to game outcomes. This bonus may only be connected to a stand alone table, multiple tables within a single site or multiple tables at multiple sites.

Any items which are not set forth or described in the SOA shall be excluded from the Scope of Product of all Parties unless later added in writing by the Management Committee.

3	Management Committee:

a. The Parties shall establish a project executive committee consisting of one (1) senior level employee from each Party (the “Management Committee”). All decisions respecting any matter that is set forth in this Agreement and that involves all three Parties shall be made by the Management Committee. Without limiting the generality of the foregoing, the Management Committee shall be responsible for the following:

•	Overall project oversight and management

•	Establishing appropriate project leadership

•	Establishing a schedule for interfacing each Party’s Scope of Product

•	Development and approval of Specifications for jointly developed Licensed Products

•	Resolving any matters between the parties arising under this Agreement

•	Handling the general management of the relationship created by the Agreement

b.	[...***...].

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c.	[...***...].

d.	[...***...].

e.	[...***...].

f.	[...***...].

g.	Notwithstanding anything contained in this Agreement to the contrary, [...***...].

4	Product Development and Integration:

a. Each of IGT, PGIC and SMI shall use commercially reasonable efforts to expeditiously develop and implement interfaces between their respective Scope of Product to develop the Intelligent Table System.

(i)	SMI shall be primarily responsible for the development and integration of SMI Scope of Product into the Intelligent Table Systems.

(ii)	PGIC shall be primarily responsible for the development and integration of the PGIC Scope of Product into the Intelligent Table Systems.

(iii)	IGT shall be primarily responsible for the development and integration of the IGT Scope of Product into the Intelligent Table Systems.

b. Each Party shall designate sufficient dedicated resources to timely perform its responsibilities hereunder.

c. Each Party shall afford [...***...].

(i) [...***...].

(ii) [...***...].

(iii) [...***...].

(iv) [...***...].

(v) Each Party agrees to develop integrated and innovative technology within their Scope of Product for exclusive use with the Intelligent Table System.

d. Each Party shall use commercially reasonable efforts to satisfy the reasonable technical requests of the other Parties so long as the requests are within the SOA.

(i) The Parties shall agree on the costs to be incurred, which agreement shall not be unreasonably withheld or delayed.

(ii) If a Party is unable to accommodate a request, the requesting Party may seek to have a Third Party satisfy such request, provided that the requesting Party does not disclose Confidential Information of the other Parties without their approval.

e. Each Party shall use commercially reasonable efforts to accommodate special customer requests by providing assistance within its Scope of Product, even if the results of such request do not provide a direct benefit to that Party, provided that such results are beneficial to the Intelligent Table System.

(i) Each Party shall have the option, at its sole cost and expense to require one or both of the other Parties to hire or provide one dedicated qualified resource to facilitate custom development deemed necessary or desirable. Each Party agrees to the foregoing obligation.

(ii) The Parties shall agree on the costs to be incurred for the provision of the dedicated resource, which agreement shall not be unreasonably withheld or delayed.

(iii) The requesting Party shall be responsible for the costs of the dedicated resource.

f. Each Party shall use commercially reasonable efforts to develop interfaces to Third Party applications, including but not limited to displays, electronic eyes, surveillance systems and scheduling software, and other host casino management system products. The Parties agree that such Third Party products may be incorporated into the Intelligent Table System at such time as an applicable Appendix is executed.

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g. All responsibilities defined above shall be limited to the SOA.

5.	Marketing and Distribution:

a. Unless otherwise agreed by IGT and PGIC IGT shall distribute the IGT Scope of Products and the PGIC Scope of Products pursuant to the PGIC-IGT Agreement SMI agrees that PGIC may have products covered by both the original ENPAT license and the right under the Non-Exclusive Patent License as attached sold by IGT with PGIC’s royalty obligations as they were in the original licenses.

b. SMI shall be responsible for the distribution and pricing of SMI Scope of Products.

c. Jointly Developed Technology shall be distributed by the Contributing Party that is in the best position to optimize the value of that Jointly Developed Technology.

d. All Parties agree to cooperate in the creation of marketing and collateral materials.

(i) Each Party shall designate a marketing contact which may be changed in that Party’s sole and absolute discretion by providing written notice to the other Parties.

e. [...***...].

f. [...***...].

g. [...***...].

6.	Covenants:

a.	Mutual Covenant. The Parties recognize that each Party is contributing valuable technology, patents, and other know how and expertise related to its Scope of Product and that by combining each Party’s know how, patents, technology, and expertise, the Parties can better develop the Intelligent Table System. While the Parties today do not sell identical commercial products within each other’s Scope of Product, each Party wants to insure that another Party does not use the Contributing Party’s technology, know how, patents, and expertise to develop and sell products outside of the Intelligent Table System in competition with the applicable Party. Therefore, each Party agrees to not compete within the scope of the other Parties’ Scope of Product without the prior written consent of the applicable Party.

i.	As an exception to the foregoing,[...***...].

ii.	As a second exception to the foregoing, [...***...].

iii.	iv. Notwithstanding anything contained herein to the contrary, the Mutual Covenant not to compete shall not preclude a Party from practicing within its Scope of Product nor shall it preclude any Party from permitting a Third Party to compete within its Scope of Product.

b.	SMI Covenant. Subject to the SMI Covenant set forth in 6 (b)(i),but subject to the provisions of section 5.4 of the Patent Purchase Agreement, IGT and SMI both have the right to make, have made, use, sell, have sold, import, and export products under the ENPAT Patents [...***...] provided, however, if such use avoids royalties that would otherwise be due from PGIC, then PGIC will remain responsible for such royalties.

i. Notwithstanding anything in this Agreement to the contrary, SMI shall not, for the first three (3) years of this Agreement, make, have made, use, sell, have sold, import, export, sublicense, or distribute, any products that use automated chip tracking technology or technology covered by the SMI Patents; except that SMI may internally develop such products. This section may be terminated and severed pursuant to the Patent Purchase Agreement.

ii. After the first 3 years of this Agreement, the scope of the SMI Covenant shall be modified. During the second three years of this Agreement, SMI shall not make, have made, use, sell, have sold, import, export, sublicense, or distribute, any products that use RFID or optical chip tracking

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technology or technology covered by the SMI Patents, other than pursuant to this Agreement; except that SMI may internally develop such products. This section may be terminated and severed pursuant to the Patent Purchase Agreement.

iii. Notwithstanding the foregoing, if after [...***...], PGIC/IGT have not [...***...], then SMI may request that PGIC and IGT release SMI from the SMI Covenant. Upon such request, IGT will (on behalf of IGT and PGIC) negotiate with SMI, in good faith, the terms and conditions that would be acceptable for said release. PGIC consents to any such release negotiated by IGT.

iv. For the avoidance of doubt, SMI is not prohibited from making, using or selling RFID products provided that such RFID products are not within the SOA, nor within the Scope of Product of either IGT or PGIC and provided further that said RFID products are not prohibited by this Section 6(b).

c. PGIC Covenant. Notwithstanding anything in this Agreement to the contrary, PGIC shall retain all rights, subject to the IGT-PGIC Agreement, to its shoe technology and shoe intellectual property, including licensing rights and the right to protect such from any unauthorized use. However, PGIC will not itself make, or have made for PGIC, sell or have sold for PGIC, import, distribute or export any Intelligent Shoe product within the SOA for a period of [...***...]. Excepting SMI, no Party may purchase or sell any Intelligent Shoe product from or to a Third Party during said [...***...] period. Notwithstanding the foregoing, PGIC may[...***...].

i. [...***...].

7.	Ownership and License Rights:

a.	Ownership of Individual IP: The Parties shall each retain all rights, title, and interest in or to their respective technology and intellectual property that may be utilized in the Intelligent Table Systems or any Licensed Product. Any and all rights not specifically granted under this Agreement are reserved to the owner(s). No implied licenses to Intellectual Property Rights shall be construed under this Agreement.

b.	Jointly Developed Technology: Each Jointly Developed Technology, and all Intellectual Property Rights therein, shall be jointly owned by the applicable Contributing Parties. Responsibility for the prosecution and maintenance of the Jointly Developed Technology shall be determined by the Contributing Parties prior to commencement of development. Costs associated with such prosecution and maintenance shall be shared equally by the Contributing Parties. Decisions regarding litigation and related actions against Third Party infringers of the Jointly Developed Technology shall be made by the Contributing Party(ies). Any and all rights with respect to the ownership, pricing and exploitation of Jointly Developed Technology shall be reserved solely to Contributing Parties.

c.	Covenants with Respect to Jointly Developed Technology: During the term of this Agreement, each Contributing Party covenants not to use or license the Jointly Developed Technology without the prior written consent of the other Contributing Party(ies). After the expiration or earlier termination of this Agreement or upon termination of a Party’s rights pursuant to Section 14, each Contributing Party shall own an equal and undivided interest in the applicable Jointly Developed Technology with the other Contributing Party(ies), free to use (non-exclusively) in its sole discretion, with no right or obligation of accounting or profit-sharing to any Party. Provided however, that no Contributing Party may sublicense Jointly Developed Technology without the prior written consent of the other Contributing Party(ies)

d.	PGIC License. Although the automated chip tracking and casino and cage portions of RFID are included within the PGIC Scope, their inclusion does not imply a license to

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the SMI Patents beyond that which has already been granted in a separate license agreement. Notwithstanding the foregoing and provided that no breach of the GPI license agreement is caused, SMI and IGT hereby grant PGIC such additional license scope under the SMI patents as is necessary so that PGIC can fully perform under this Agreement subject to the terms and conditions set forth on Exhibit B

e.	SMI Scope. Although an element of bonusing is included in the SMI Scope of Product, such inclusion does not imply a license or an obligation to grant a license to the IGT or the Acres Gaming bonusing patents.

f.	LIMITATIONS AND RESERVATION OF RIGHTS. Except as otherwise provided herein, no Party may, without the express written authorization of the other Contributing Party(ies), sub-license or authorize any Third Party to sell, lease, license, sublicense, or otherwise dispose of Jointly Developed Technology.

g.	SMI Trademark. Should the Management Committee decide to use the name “Intelligent Table System” for the Intelligent Table System, then Shuffle Master hereby grants a royalty free perpetual license to use the trademark “Intelligent Table System.”

h.	[...***...].

8.	Revenue Flows:

a.	Revenues shall be administered, collected and enjoyed [...***...].

i.	For purposes of clarification, revenues from the exploitation of [...***...] shall be administered, collected and enjoyed [...***...].

ii.	For purposes of clarification, revenues from the exploitation of [...***...] shall be administered, collected and enjoyed [...***...].

iii.	Revenues from the exploitation of [...***...]shall be [...***...].

9.	Representations, Warranties and Covenants:

a.	Each Party hereby covenants, represents and warrants to the others that (i) each person assigned to perform the services and/or the development work shall have the proper skill, training and background so as to be able to perform the such services and/or development work by such Party in a competent and professional manner and (ii) all services and/or development work and any work product and other materials or documentation delivered under this Agreement by such Party shall have been completed in a thorough and professional manner.

b.	Each Party hereby covenants, represents and warrants to the other Parties that it has the corporate power and authority to execute, deliver and perform this Agreement and other instruments and documents required or contemplated herein. Such execution, delivery and performance have been duly authorized by all necessary action on the part of such party, do not and will not require the approval of the shareholders of such Party and do not and will not contravene the Certificate of Incorporation or By-Laws of such Party.

c.	Each Party represents and warrants that it has obtained all of the necessary authority, approvals and permissions including, but not limited to, the approval of its board of directors (if necessary) to enter into this Agreement and to perform all of its duties and obligations pursuant to this Agreement.

d.	Each Party warrants that they have the right to grant the licenses set forth in this Section 9. In the event any Party breaches any of these warranties, any non-breaching Party may terminate this Agreement immediately and the breaching party shall indemnify and hold harmless the non-breaching Parties for any claims, grievances, causes of action, suits, demands, actions, damages, costs or losses arising out of such breach.

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e.	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE LICENSED PRODUCTS OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

10.	Indemnification: IGT shall defend, indemnify and hold PGIC or SMI harmless from any claims brought by a Third Party alleging IGT’s Technology infringes on any Third Party’s intellectual property rights, except those claims caused by the negligence or willful misconduct of SMI or PGIC.

PGIC shall defend, indemnify and hold IGT or SMI harmless from any claims brought by a Third Party alleging that PGIC’s Technology infringe on any Third Party’s intellectual property rights, except those claims caused by the negligence or willful misconduct of SMI or IGT.

SMI shall defend, indemnify and hold IGT or PGIC harmless from any claims brought by a Third Party alleging that SMI’s Technology infringe on any Third Party’s intellectual property rights, except those claims caused by the negligence or willful misconduct of IGT or PGIC.

IGT will defend, indemnify and hold PGIC or SMI harmless from claims brought against them by third parties arising out of the negligent performance by IGT of its responsibilities or obligations under this Agreement, excepting those claims caused by the negligence or willful misconduct of SMI or PGIC.

PGIC will defend, indemnify and hold IGT or SMI harmless from claims brought against them by third parties arising out of the negligent performance by PGIC of its responsibilities or obligations under this Agreement, excepting those claims caused by the negligence or willful misconduct of SMI or IGT.

SMI will defend, indemnify and hold PGIC or IGT harmless from claims brought against them by third parties arising out of the negligent performance by SMI of its responsibilities or obligations under this Agreement, excepting those claims caused by the negligence or willful misconduct of IGT or PGIC.

The above indemnifying Party shall be responsible for defending, indemnifying and holding harmless the indemnified Party provided that the indemnifying Party is promptly notified in writing of any such dispute as soon as is reasonably practicable and indemnifying Party is permitted to select counsel and control the defense and/or settlement.

11.	Term and Termination The initial term of this Agreement is six (6) years from the Effective Date, except as otherwise specifically provided herein. Thereafter, the Agreement shall be automatically renewed upon each anniversary thereof for an additional year unless any Party delivers written notice of its intent to terminate the Agreement 120 days prior to the expiration of the term. Revenue distribution and pricing will be reviewed at the time of each renewal period.

a.	This Agreement may be terminated sooner in accordance with the following provisions:

i.	Mutual agreement of the Parties.

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ii.	A material breach of this Agreement and failure to cure the breach within thirty (30) days of written notice thereof.

iii.	Any Party may terminate this Agreement if any other Party ceases business operations, makes a general assignment for the benefit of creditors, becomes insolvent, files or has filed against it a bankruptcy petition or is required by any governmental entity to end the Agreement due to regulatory or licensing purposes.

b.	In the event this Agreement is terminated, unless precluded by law, order or regulation, the Parties shall [...***...].

c.	In the event this Agreement is terminated, unless precluded by law, order or regulation, the Parties may [...***...].

12.	Confidentiality: PGIC, SMI and IGT acknowledge that each Party’s Confidential Information constitutes valuable trade secrets and that they shall use the Confidential Information of the other solely in accordance with the provisions of this Agreement. No Party may disclose, either directly or indirectly, the Confidential Information of a disclosing Party to any Third Party without the Disclosing Party’s prior written consent, except to the extent that a party is required to provide any such information to any governmental regulatory authorities. Any Party required to disclose the other Party’s Confidential Information to any governmental regulatory authority shall first give the disclosing Party fifteen (15) days written notice so that the other Party can submit an appropriate objection if it so wishes. The foregoing provisions regarding confidentiality do not apply to information that: (a) was in the recipient’s possession before receipt from the disclosure and was not acquired, directly or indirectly, from the disclosing Party; (b) is or becomes available to the public through no fault of the recipient; (c) is received in good faith by the recipient from a Third Party having no legal prohibition preventing the Third Party from disclosing the information and is not subject to an obligation of confidentiality owed to the Third Party; (d) is independently developed by the recipient without reference to information received hereunder.

13.	Survival of Terms: The rights and obligations of the parties under Paragraph 10 (Indemnification) and Paragraph 12 (Confidentiality) shall survive termination of this Agreement for any reason.

14.	Assignment: No party may transfer or assign any of the rights or obligations under this Agreement by contract, operation of law or otherwise, without the prior written authorization of the other, which may not be unreasonably withheld. Withholding of consent to transfer or assign any rights to a competitor of a Party shall not be deemed to be unreasonable. Any merger, consolidation, or sale of all or substantially all of the assets of IGT, PGIC or SMI, or any other transaction in which more than fifty percent (50%) of the voting securities of IGT, PGIC or SMI is transferred, shall be deemed an assignment of this Agreement by IGT, PGIC or SMI, as applicable. Any attempt to assign this Agreement in contravention of this provision shall be void and of no effect at the option of the other two Parties. Each Party hereto explicitly agrees, as a material inducement to enter into this Agreement that in the event of an unauthorized attempt to assign this Agreement, including but not limited to the acquisition of a Party by a competitor of another Party, as described above, the remaining two Parties shall have the option to terminate the rights of the Party attempting such assignment (“Assigning Party”), provided however, that (1) the mutual covenant set forth in

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section 6 shall survive any such termination and be binding upon the Assigning Party; (2) the right of the Assigning Party to enforce said covenant shall terminate and (3) any Jointly Developed Technology for which the Assigning Party is a Contributing Party shall be deemed jointly owned by the Contributing Parties pursuant to the terms and conditions of Section 7(c).

15.	Dispute Resolution: If a dispute arises under this Agreement which cannot be resolved by the Management Committee, the Parties shall employ the following mechanisms in an attempt to resolve any matters over which a deadlock exists:

a.	The matter creating the deadlock shall be submitted in writing to the CEO of Each Party. The deadlock must be resolved by a unanimous decision by the CEO’s. If the CEO’s cannot resolve the issue within 20 business days, the Parties shall submit the dispute to binding arbitration subject to the provisions of sections 15 (b) and (c) below.

b.	Except as set forth in section 15(c.) below, any controversy or claim arising out of or related to this Agreement, or breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of the arbitration shall be the City of Reno, Nevada. Three qualified arbitrators shall be appointed in accordance with the Rules of the American Arbitration Association and this Agreement. Such qualified arbitrators shall be members of the Nevada Bar and shall have experience in gaming law matters. The Parties and arbitrators shall treat all aspects of the arbitration proceedings, including, without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential, provided, however, that any award or order rendered by the arbitrator(s) may be entered as a judgment or order in court as provided herein or except as required by law or regulation.

c.	Notwithstanding the forgoing, the Parties shall not be obligated to submit the following disputes to binding arbitration and may seek relief in a court of competent jurisdiction in Nevada:

i.	Disputes involving substantive issues relating to the patents, including without limitation, patent validity, enforceability and/or infringement, except with respect to the Hill Patents for which any Party may have the option to require arbitration in accordance with the provisions of section 15(b).

ii.	Disputes for which a Party is seeking injunctive relief.

16.	Relationship of the Parties: The Parties agree that the relationship between them is that of independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither IGT, SMI nor PGIC shall have the right to enter into any commitments or relationships on behalf of the other, or to bind the other, except to the extent allowed under this Agreement. Each Party shall be responsible for their own taxes, fees and costs.

17.	Entire Agreement: This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and all prior rights, negotiations and representations are merged herein.

18.	Waiver: The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

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19.	Effect of Partial Invalidity: The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the removal of the invalid provision.

20.	Modification of Agreement: Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

21.	Applicable Law: This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada regardless of the choice of law rules of such state or any other jurisdiction. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of either the state or federal courts located in Reno, Nevada, and the parties agree and submit to the personal and exclusive jurisdiction and venue of these courts.

22.	Notices: Any notice or notices which any parties hereto deems necessary, useful or convenient to give to any other party or parties hereto, at any time and from time to time, shall be in writing and shall be personally served upon or mailed to the parties at the following addresses:

IGT
Attn: General Counsel
9295 Prototype Drive
Reno, Nevada 89510
(775) 448-0120 Fax

With copy to:
IGT
Attn: CEO
9295 Prototype Drive
Reno, Nevada 89510
(702) 896-6992 Fax

With copy to:
IGT
Attn: Richard Pennington
9295 Prototype Drive
Reno, Nevada 89510
(775) 448-1488 Fax

With copy to:
IGT
Attn: Richard Rowe
7115 Amigo Street, Suite 150

Progressive Gaming International Corporation
Attn: General Counsel
920 Pilot Road
Las Vegas, Nevada 89119
(702) 263-1681 Fax

With copy to:
Progressive Gaming International Corporation
Attn: CEO
920 Pilot Road
Las Vegas, Nevada 89119
(702) 263-1681 Fax

With copy to:
Progressive Gaming International Corporation
Attn: CFO
920 Pilot Road
Las Vegas, Nevada 89119
(702) 263-1681 Fax

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Las Vegas, Nevada 89119
(702) 263-7583 Fax

Shuffle Master, Inc.
Attn: General Counsel
1106 Palms Airport Drive
Las Vegas, Nevada 89119-3730
(702) 270- 5161 Fax

With copy to:
Shuffle Master, Inc.
Attn: CEO
1106 Palms Airport Drive
Las Vegas, Nevada 89119-3730
(702) 270-5130 Phone
(702) 270-5161 Fax

A Party may change a notice address at any time by providing written notice to the other Parties.

23.	Attorneys’ Fees and Costs: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which he may be entitled.

24.	Counterparts: This Agreement may be executed in any number of counterparts, each which shall be deemed to constitute but one and the same instrument.

25.	Headings: Article and paragraph headings contained in this Agreement are inserted only as a matter of convenience and reference. Said captions shall not be construed to define, limit, extend or describe this agreement of the intent of any provision hereof.

26.	Execution of Additional Documents: Each Party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to effectuate the provisions of this Agreement.

27.	Patent Purchases: IGT shall purchase a 50% interest in the SMI Patents pursuant to the terms and conditions of the Patent and Technology Purchase Agreement attached hereto as Exhibit A. In the event of a conflict between this Agreement and the Patent Purchase Agreement (“PPA”) with respect to the subject matter of the PPA, the PPA shall control.

28.	Non-Party Beneficiaries: It is not intended, and this Agreement shall not be construed, to provide any entity or person not a Party to this Agreement with any benefits or to obligate the parties to this Agreement to any entity or person not a Party to this Agreement.

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29.	Press Release: Subject to applicable laws and regulations, each of SMI, PGIC and IGT shall mutually agree with respect to the timing and content of all press releases that are related to the subject matter hereof. No Party shall issue a press release without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

30.	Execution Statement. The undersigned individuals represent that they are of legal capacity and authorized to sign this Agreement in a representative capacity on behalf of the indicated party they represent. Each party has relied upon that representation in entering into this Agreement

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement this 13th day of June 2005.

“IGT”		“PGIC”

IGT, a Nevada corporation		MIKOHN GAMING CORPORATION, a Nevada corporation, doing business as PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By:	/s/ Rich Pennington	By:	/s/ Mike Dreitzer
Name:	Rich Pennington	Name:	Mike Dreitzer
Title:	EVP Corp Strategy	Title:	EVP/GC
Date:	6/13/05	Date:	6/13/05

Shuffle Master, Inc., a Minnesota corporation

By:	/s/ Paul Meyer
Name:	Paul Meyer
Title:	President & COO
Date:	6/13/05

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